As filed with the Securities and Exchange Commission on September 28, 2006

                                                      Registration No. 033-41507
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                   VALHI, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               87-0110150
      (State or other jurisdiction                  (I.R.S. Employer
          of incorporation or                      Identification No.)
              organization)

             Lincoln Centre
      5430 LBJ Freeway, Suite 1700
             Dallas, Texas                             75240-2697
          (Address of principal                        (Zip Code)
            executive offices)

                              --------------------

         VALHI, INC. 1987 STOCK OPTION - STOCK APPRECIATION RIGHTS PLAN
                            (Full title of the plan)

                              --------------------

                            A. Andrew R. Louis, Esq.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 233-1700
                       (Name, address and telephone number
                    including area code of agent for service)


================================================================================

                                 DEREGISTRATION

     There are no outstanding stock options or other rights issued under the Valhi, Inc. 1987 Stock Option - Stock Appreciation Rights Plan (the "Plan") and the Plan has terminated according to its terms. Accordingly, the registrant hereby deregisters any and all shares of the registrant's common stock, par value $0.01 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on September 28, 2006:

                                           VALHI, INC.




                                           By:    /s/ Gregory M. Swalwell
                                                  ---------------------------
                                                  Gregory M. Swalwell
                                                  Vice President and Controller

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                              Title                                   Date
-------------------------                -----------------                      -----------------



/s/ Harold C. Simmons                     Chairman of the Board                 September 28, 2006
-------------------------
Harold C. Simmons




/s/ Glenn R. Simmons                      Vice Chairman of the Board            September 28, 2006
-------------------------
Glenn R. Simmons





/s/ Steven L. Watson                      President, Chief Executive            September 28, 2006
-------------------------                 Officer and Director (Principal
Steven L. Watson                          Executive Officer)




/s/ Bobby D. O'Brien                      Vice President and Chief              September 28, 2006
-------------------------                 Financial Officer (Principal
Bobby D. O'Brien                          Financial Officer)




/s/ Gregory M. Swalwell                   Vice President and Controller         September 28, 2006
-------------------------                 (Principal Accounting Officer)
Gregory M. Swalwell




/s/ Thomas E. Barry                       Director                              September 26, 2006
-------------------------
Thomas E. Barry




/s/ Norman S. Edelcup                     Director                              September 28, 2006
-------------------------
Norman S. Edelcup





/s/ W. Hayden McIlroy                     Director                              September 28, 2006
-------------------------
W. Hayden McIlroy




/s/ J. Walter Tucker, Jr.                 Director                              September 26, 2006
-------------------------
J. Walter Tucker, Jr.